FOR IMMEDIATE RELEASE
                           OCTOBER 29, 2003



NORFOLK SOUTHERN REPORTS THIRD-QUARTER 2003 RESULTS



For the third quarter of 2003 vs. the same period of 2002:


* Net income rose 9 percent to $137 million.
* Intermodal revenues set an all-time record of $315 million.
* The railway operating ratio was 80.5 percent.
* Earnings per diluted share increased to $0.35.


NEW YORK, N.Y. -- Norfolk Southern Corporation (NYSE: NSC) today reported third-quarter net income of $137 million, or $0.35 per diluted share, compared with net income of $126 million, or $0.32 per diluted share, in the third quarter of 2002.

"Despite a challenging environment, we managed to improve our net income and earnings per share and at the same time post the best operating performance metrics in our history, positioning ourselves for the future by improving service consistency, asset utilization and efficiency," said David R. Goode, chairman, president and chief executive officer.

For the first nine months, income from continuing operations, before required accounting changes, was $359 million, or $0.92 per diluted share, compared with net income of $331 million, or $0.85 per diluted share, for the same period in the prior year.

Net income during the first nine months was $483 million, or $1.24 per diluted share, and included a $114 million, or $0.29 per diluted share, gain largely due to a required change in accounting for the cost of removing railroad crossties, and a $10 million, or $0.03 per diluted share, gain from discontinued operations resulting from the 1998 sale of a former motor carrier subsidiary.

Third-quarter railway operating revenues of $1.60 billion were even with third quarter 2002. Year-to-date railway operating revenues of $4.79 billion were up $103 million, or two percent, compared to the same period a year earlier and established a new nine-month record.

Intermodal revenues in 2003 set a third-quarter record at $315 million and also a record for the first nine months, increasing three percent to $904 million compared to the same period a year earlier. The revenue growth reflects increases in converting traffic from the highway to the railroad.

Coal revenues improved slightly to $372 million in the quarter and increased three percent to $1.12 billion for the first nine months compared to the same period a year earlier, primarily due to increases in utility and export coal shipments.

Third-quarter general merchandise revenues declined one percent to $911 million compared to the same period of 2002. Automotive revenues decreased 11 percent, primarily due to slowed manufacturing and model changeovers, while agricultural, paper and forest products and chemicals reported increased revenues. For the first nine months, general merchandise revenues rose one percent to $2.77 billion compared with the year-earlier nine-month period.

Railway operating expenses for the quarter remained unchanged at $1.29 billion compared to third quarter 2002 but were up three percent to $3.95 billion for the first nine months compared to the same period last year largely due to lower pension income and increases in employee wages and medical benefits, as well as higher diesel fuel prices.

For the quarter, the railway operating ratio remained unchanged at
80.5 percent compared with the same period of 2002. For the first nine months, the operating ratio rose from 81.4 percent to 82.5 percent.

Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the most extensive intermodal network in the East and is the nation's largest rail carrier of automotive parts and finished vehicles.

                                    ###

Media Contact: Bob Fort, Norfolk, 757-629-2710
Investor Contact: Leanne McGruder, Norfolk, 757-629-2861






                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                        Sept. 30,
                                                   ------------------
                                                    2003        2002
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    372    $    371
  General merchandise                                 911         917
  Intermodal                                          315         310
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,598       1,598
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                           531         489
  Materials, services and rents                       346         386
  Conrail rents and services                          105         100
  Depreciation                                        128         129
  Diesel fuel                                          86          81
  Casualties and other claims                          44          57
  Other                                                47          45
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,287       1,287
                                                  -------     -------

     Income from railway operations                   311         311

Other income - net                                     12           4
Interest expense on debt                             (123)       (126)
                                                  -------     -------
     Income before income taxes                       200         189

Provision for income taxes:
  Current                                              (6)         (6)
  Deferred                                             69          69
                                                  -------     -------
    Total Income Taxes                                 63          63
                                                  -------     -------
    NET INCOME                                   $    137    $    126
                                                  =======     =======

Earnings per share:
  Basic and diluted                              $   0.35    $   0.32

Average shares outstanding (000's)                389,910     388,550

See notes to consolidated financial statements.

---------------------------------------------------------------
                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                    Nine Months Ended
                                                         Sept. 30,
                                                    -----------------
                                                    2003         2002
                                                    ----         ----
Railway operating revenues:
  Coal                                           $  1,115    $  1,080
  General merchandise                               2,773       2,734
  Intermodal                                          904         875
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                4,792       4,689
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                         1,592       1,509
  Materials, services and rents                     1,083       1,089
  Conrail rents and services                          314         316
  Depreciation                                        384         385
  Diesel fuel                                         283         246
  Casualties and other claims                         142         129
  Other                                               154         145
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                3,952       3,819
                                                  -------     -------

     Income from railway operations                   840         870

Other income - net                                     57          40
Interest expense on debt                             (373)       (390)
                                                  -------     -------
     Income from continuing operations before
      income taxes and accounting changes             524         520

Provision for income taxes:
  Current                                              49          50
  Deferred                                            116         139
                                                  -------     -------
    Total Income Taxes                                165         189
                                                  -------     -------

     Income from continuing operations
      before accounting changes                       359         331

Discontinued operations - taxes on sale
 of motor carrier (note 1)                             10          --

Cumulative effect of changes in accounting
 principles, net of taxes (note 2)                    114          --
                                                  -------     -------

    NET INCOME                                   $    483    $    331
                                                  =======     =======

Earnings per share (basic and diluted):
  Income from continuing operations before
   accounting changes                            $   0.92    $   0.85
  Discontinued operations (note 1)                   0.03          --
  Cumulative effect of changes
   in accounting (note 2)                            0.29          --
                                                  -------     -------
    Net Income                                   $   1.24    $   0.85
                                                  =======     =======

Average shares outstanding (000's)                389,598     387,992

See notes to consolidated financial statements.

---------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                               Sept. 30,       Dec. 31,
                                               --------        -------
                                                2003             2002
                                                ----             ----
ASSETS
Current assets:
  Cash and cash equivalents                 $    158         $    184
  Short-term investments                           3               --
  Accounts receivable - net (note 3)             779              683
  Due from Conrail                                 6                6
  Materials and supplies                          92               97
  Deferred income taxes                          198              187
  Other current assets                            48              142
                                             -------          -------
    Total current assets                       1,284            1,299

  Investment in Conrail                        6,229            6,178

  Properties less accumulated depreciation    11,821           11,370

  Other assets                                 1,225            1,109
                                             -------          -------
    TOTAL ASSETS                            $ 20,559         $ 19,956
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    938         $    908
  Income and other taxes                         222              269
  Due to Conrail                                  65               86
  Other current liabilities                      266              232
  Current maturities of long-term debt           363              358
                                             -------          -------
    Total current liabilities                  1,854            1,853

Long-term debt                                 6,823            7,006

Other liabilities                              1,030            1,029

Due to Conrail                                   688              513

Minority interests                                50               45

Deferred income taxes                          3,199            3,010
                                             -------          -------
    TOTAL LIABILITIES                         13,644           13,456
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         412              410
  Additional paid-in capital                     507              481
  Unearned restricted stock                       (6)              --
  Accumulated other comprehensive loss           (69)             (65)
  Retained income                              6,091            5,694
                                             -------          -------
                                               6,935            6,520
  Less treasury stock at cost,
   21,116,125 shares and
   21,169,125 shares, respectively               (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 6,915            6,500
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 20,559         $ 19,956
                                             =======          =======
See notes to consolidated financial statements.

---------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)


                                            Nine Months Ended Sept. 30,
                                                  ($ millions)
                                            --------------------------
                                                  2003           2002
                                                  ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income                                    $  483         $  331
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 2)               (114)            --
    Depreciation                                   395            395
    Deferred income taxes                          116            139
    Equity in earnings of Conrail                  (41)           (32)
    Gains on properties and investments            (16)           (35)
    Income from discontinued operations (note 1)   (10)            --
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable (note 3)                (96)          (209)
       Materials and supplies                        5             (1)
       Other current assets and due from Conrail    86             75
       Current liabilities other than debt          23             21
       Other - net                                 (31)           (62)
                                                  ------        -------
        Net cash provided by operating activities  800            622

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                              (536)          (517)
  Property sales and other transactions             40             15
  Investments, including short-term                (83)           (58)
  Investment sales and other transactions            1             15
                                                 -------        -------
        Net cash used for investing activities    (578)          (545)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                        (86)           (74)
  Common stock issued - net                          5             39
  Proceeds from borrowings (note 4)                218            609
  Debt repayments                                 (385)          (723)
                                                 -------        -------
        Net cash used for financing activities    (248)          (149)
                                                 -------        -------
        Net decrease in cash and cash equivalents  (26)           (72)

CASH AND CASH EQUIVALENTS:
  At beginning of year                             184            204
                                                 -------        -------
  At end of period                            $    158       $    132
                                                 =======        =======

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)     $    334        $   348
    Income taxes                              $     62        $    49

See notes to consolidated financial statements.

----------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   DISCONTINUED OPERATIONS -
     First-quarter 2003 results included an additional after-tax gain of $10 million, or 3 cents per share, related to the 1998 sale of NS' motor carrier subsidiary, North American Van Lines, Inc. This non-cash gain resulted from the resolution of tax issues related to the transaction.

2.   CHANGES IN ACCOUNTING PRINCIPLES -
     NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS
     No. 143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation. This change in accounting lowered 2003 depreciation expense (because the depreciation rate for crossties no longer reflects costs to remove) and increased compensation and benefits expenses (for the costs to remove retired assets). The net effect on total railway operating expenses and net income was not material.

     NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003, and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS.
     This entity's assets and liabilities consist of the locomotives and debt related to their purchase. This change in accounting increased depreciation and interest expense in 2003 (to reflect the locomotives as owned assets) and lowered lease expense. The net effect on total railway operating expenses and net income was not material.

3.   SALES OF ACCOUNTS RECEIVABLE -
     A bankruptcy-remote special purpose subsidiary of NS sells without recourse undivided ownership interests in a pool of accounts receivable. Accounts receivable sold under this arrangement, and therefore not included in "Accounts receivable - net" on the Consolidated Balance Sheets, were $0 at Sept. 30, 2003, and $30 million at Dec. 31, 2002.

4.   PAYMENTS TO CONRAIL -
     Payments made to Conrail reduce NS' "Net cash provided by operating activities." A significant portion of these payments is borrowed back from a Conrail subsidiary. The borrowings are included in NS' "Net cash used for financing activities" and totaled $174 million in the first nine months of 2003 and $162 million in the first nine months of 2002.